Exhibit 99.1

A Positive Outlook : CLS Holdings USA, Inc. Reports Its First Ever Profitable Quarter with latest 10Q Results

LAS VEGAS, NV October 12, 2021 -- CLS Holdings USA, Inc. (OTCQB: CLSH) (CSE: CLSH), the ''Company'' or ''CLS'', a diversified cannabis company operating as Cannabis Life Sciences, today announced its operational and financial results for the first quarter of fiscal 2022, ended August 31, 2021.

Key Q1 Financial & Operational Accomplishments

●	The Company achieved a positive net profit for the first time in its history, making it the most profitable quarter to date
●	Net income for the quarter ended August 31, 2021 was $427,599, Net loss for the quarter ended August 31, 2020 was ($1,145,036)
●	Revenue growth proved to be significant with an increase of 45.5% compared to last year’s Q1 numbers
●	The company saw an 11% reduction in SG&A dropping from 63.6% of revenue in Q1 FY21 to 52.6% in Q1 FY22
●	CLS was able to maintain the same gross margin of 52.7% for the quarter, year-over-year (YOY), which allowed the Company to achieve its goal of being over 50%
●	The Company saw a 4.8% increase in its gross margin from three months ended in May 2021 to the quarter ended in August 2021
●	Oasis Cannabis, CLS’ retail division, saw a continual increase in transactions processed YOY for the months making up Q1 FY22
●	City Trees, the Company’s branded product division, saw a number of successes this quarter:
○	Recorded a continued increase in monthly year-over-year net revenue from June to August 2021
○	Continued to hold its standing as the number one selling tincture brand in the state of Nevada
○

Achieved a ranking of third for the most units sold in Nevada for the entire concentrate category including dabbable concentrates and vapes for the quarter. This was an increase of 291.65% over the previous year’s quarter

○	Became the number one selling brand in Nevada in units sold in the dabbable concentrate category for August 2021
●	Both divisions saw a YOY increase in net income for the quarter, with City Trees achieving a 152.41% increase and Oasis a 21.39% growth.

“We are beyond proud to have achieved profitability for the first time in our Company’s history,” said Company President & COO Andrew Glashow, “which is a feat we could not have achieved without the hard work and dedication of our team members. With the announcement of our new joint ventures and other innovative launches on the horizon, we foresee continued growth and success in the future.”

Strength in Numbers

Both City Trees and Oasis realized a YOY increase in net income for the quarter, with a 152.41% and 21.39% increase, respectively.

The Company’s Las Vegas retail storefront, Oasis Cannabis Dispensary, continued to achieve strong results through the first quarter of fiscal 2022. Oasis achieved a 21.39% YOY increase in net income and for all three months, Oasis reported growth in transactions processed year-over-year. These strong numbers are a testament to the Company’s ability to listen to the market, meet the community’s wants and fulfill its needs. Over the years, the dispensary has earned the reputation of offering quality products at an affordable price, a strategy that has continued to serve the business well with its consistent growth.

City Trees, the Company’s branded division, has maintained significant year-over-year sales increases each month for the last year. Overall, the brand saw a 152.41% increase in net income from the prior year’s quarter. The brand also attained high ranks in concentrates and tinctures within the Nevada market. Of the 58 brands listed in the cannabis concentrate category by BDS Analytics, City Trees achieved a ranking of 3rd for most units sold for the quarter, with over 90,000 units sold. In August, City Trees’ dabbable concentrates were #1 in units sold in the category.

With the recently announced joint ventures, the Company intends to continue innovation in the cannabis categories within which it currently operates, and anticipates the addition of new product categories to its portfolio in coming quarters. This, along with the Company’s continued efforts at its retail and wholesale divisions, poises well to continue riding this positive momentum.

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada and plans to expand to other states. CLS stands for "Cannabis Life Sciences," in recognition of the Company's patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services. https://www.clsholdingsinc.com/

Twitter: @CLSHoldingsUSA

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In February 2019, it was named "Best Dispensary for Pot Pros" by Desert Companion Magazine. In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products. http://oasiscannabis.com

Founded in 2017, City Trees is a Nevada-based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, City Trees products are available in numerous dispensaries throughout the state of Nevada. https://citytrees.com

Forward Looking Statements

This press release contains certain ''forward-looking information'' within the meaning of applicable Canadian securities legislation and ''forward-looking statements'' as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ''forward-looking statements''). These statements relate to, among other things, our estimates of future revenue, gross margin, number of transactions at our dispensary and average order size, the timing of the commencement of manufacturing operations for our pre-roll joint venture, the number of products expected to be produced each month and how long it will take the pre-roll joint venture to achieve expected monthly sales, the acceptance of our joint venture products by customers, whether other companies will enter into license agreements to have our pre-roll joint venture produce pre-rolls for them, whether our New Mexico venture and other licensing opportunities will lead to expansion In other states, and other factors and issues typically related to and encountered by a growth stage venture. These statements will also be Impacted by the impact of the COVID-19 virus on our business, the results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the effect of our initiatives to expand market share and achieve growth during and following the pandemic, results of operations and financial performance, anticipated future events, and the effectiveness of our business practices during the pandemic. The continued spread of COVID-19 could have, and in some cases already has had, an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, and retail dispensary operations as well as a deterioration of general economic conditions including a possible national or global recession. Due to the uncertainties associated with the continued spread of COVID-19 and the timing of vaccinations, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material. In some cases, you can identify forward looking statements by terminology such as ''may,'' ''might,'' ''will,'' ''should,'' ''intends,'' ''expects,'' ''plans,'' ''goals,'' ''projects,'' ''anticipates,'' ''believes,'' ''estimates,'' ''predicts,'' ''potential,'' or ''continue'' or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

Contact Information:

Corporate:

Chairman and CEO

Jeff Binder

President and COO

Andrew Glashow

888-438-9132

Investor Relations:

investors@clsholdingsinc.com

Source: CLS Holdings USA, Inc.